                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 27, 1996, in the Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-06121) and related Prospectus of Compressent Corporation (formerly Cable-Sat Systems, Inc.) for the registration of 1,050,000 shares of its common stock and 1,150,000 redeemable common stock purchase warrants.

                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------------
                                                 ERNST & YOUNG LLP

San Jose, California
July 16, 1997

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 27, 1996, in the Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-06121) and related Prospectus of Compressent Corporation (formerly Cable-Sat Systems, Inc.) for the registration of 2,092,000 shares of its common stock.


                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                         ERNST & YOUNG LLP



San Jose, CA
July 16, 1997